ACADIA REALTY TRUST AND SUBSIDIARIES
UNAUDITED PRO FORMA FINANCIAL INFORMATION

As previously announced, during September 2013, subsidiaries of Acadia Strategic Opportunity Fund II, LLC ("Fund II"), which in turn is a subsidiary of Acadia Realty Trust (the "Company"), entered into a purchase and sale agreement (the "Agreement") to sell Pelham Manor Shopping Plaza and Fordham Place (the "Properties") for an aggregate sales price of $192.4 million to an unaffiliated entity. On November 6, 2013, Fund II completed the sale of one of the Properties, Pelham Manor Shopping Plaza, for a sales price of $58.5 million. The sale of Fordham Place is expected to be completed within the next 60 days, although the sale remains subject to customary closing conditions and, accordingly, no assurance can be given as to the timing or successful completion of the sale of this property.

The accompanying Unaudited Pro Forma Consolidated Balance Sheet is presented as if the Properties were sold on September 30, 2013. The accompanying Unaudited Pro Forma Consolidated Statements of Income are presented as if the Properties had been sold as of January 1, 2010. The accompanying Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the Company's 2012 Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q for the nine months ended September 30, 2013.

Pro forma information is intended to provide investors with information about the impact of transactions by showing how specific transactions might have affected historical financial statements, illustrating the scope of the change in the historical financial position and results of operations. The adjustments made to historical financial information give effect to events that are directly attributable to the sale of the Properties and are factually supportable. The Unaudited Pro Forma Consolidated Financial Statements are prepared in accordance with Article 11 of Regulation S-X.

The Unaudited Pro Forma Consolidated Financial Statements set forth below are not fact and there can be no assurance that the Company's results would not have differed significantly from those set forth below. Accordingly, the Unaudited Pro Forma Consolidated Financial Statements are presented for illustrative purposes only and do not purport to represent, and are not necessarily indicative of, what our actual financial position and results of operations would have been had the sale of the Properties occurred on the date indicated, nor are they indicative of our future financial position or results of operations. Readers are cautioned not to place undue reliance on such information and the Company makes no representations regarding the information set forth below or its ultimate performance compared to it.

ACADIA REALTY TRUST AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of September 30, 2013

(Amount in thousands, except share and per share data)	Company Historical (a)	Disposition of Properties (b)	Company Pro Forma

ASSETS
Operating real estate
Land	$318,539	$—	$318,539
Building and improvements	1,023,184	—	1,023,184
Construction in progress	7,256	—	7,256
	1,348,979	—	1,348,979
Less: accumulated depreciation	218,921	—	218,921
Net operating real estate	1,130,058	—	1,130,058
Real estate under development	334,445	—	334,445
Notes receivable, net	95,352	—	95,352
Investments in and advances to unconsolidated affiliates	199,113	—	199,113
Cash and cash equivalents	88,421	16,290	104,711
Cash in escrow	19,971	—	19,971
Restricted cash	134,392	—	134,392
Rents receivable, net	23,731	—	23,731
Deferred charges, net	29,941	—	29,941
Acquired lease intangibles, net	32,583	—	32,583
Prepaid expenses and other assets	44,858	—	44,858
Assets of discontinued operations	216,503	(191,351)	25,152
Total assets	$2,349,368	$(175,061)	$2,174,307

LIABILITIES
Mortgage and other notes payable	$1,004,175	$—	$1,004,175
Convertible notes payable	380	—	380
Distributions in excess of income from, and investments in, unconsolidated affiliates	12,426	—	12,426
Accounts payable and accrued expenses	36,694	—	36,694
Dividends and distributions payable	11,984	—	11,984
Acquired lease intangibles, net	22,204	—	22,204
Other liabilities	16,318	—	16,318
Liabilities of discontinued operations	132,031	(112,625)	19,406
Total liabilities	1,236,212	(112,625)	1,123,587
EQUITY
Shareholders' equity Common shares, $.001 par value, authorized 100,000,000 shares; issued and outstanding 55,448,856	55	—	55
Additional paid-in capital	660,160	—	660,160
Accumulated other comprehensive loss	(746)	—	(746)
Retained earnings	38,294	687	38,981
Total shareholders' equity	697,763	687	698,450
Noncontrolling interests	415,393	(63,123)	352,270
Total equity	1,113,156	(62,436)	1,050,720
Total liabilities and equity	$2,349,368	$(175,061)	$2,174,307

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

ACADIA REALTY TRUST AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
For the Year Ended December 31, 2012

(dollars in thousands, except per share amounts)	Company Historical (aa)	Disposition of Properties (bb)	Company Pro Forma
Revenues
Rental income	$99,697	(17,060)	$82,637
Interest income	7,879	—	7,879
Expense reimbursements	24,385	(3,741)	20,644
Management fee income	1,455	—	1,455
Other	1,009	(108)	901
Total revenues	134,425	(20,909)	113,516
Operating Expenses
Property operating	21,991	(6,105)	15,886
Other operating	3,898	—	3,898
Real estate taxes	18,811	(2,375)	16,436
General and administrative	21,532	(307)	21,225
Depreciation and amortization	32,931	(5,060)	27,871
Reserve for notes receivable	405	—	405
Total operating expenses	99,568	(13,847)	85,721
Operating income	34,857	(7,062)	27,795
Equity in earnings of unconsolidated affiliates	550	—	550
Gain on sale of unconsolidated affiliates	3,061	—	3,061
Impairment of unconsolidated affiliates	(2,032)	—	(2,032)
Other interest income	148	—	148
Gain on involuntary conversion of asset	2,368	—	2,368
Loss on debt extinguishment	(198)	—	(198)
Interest and other finance expense	(28,768)	5,911	(22,857)
Income (loss) from continuing operations before income taxes	9,986	(1,151)	8,835
Income tax benefit	568	—	568
Net income	10,554	(1,151)	9,403
Loss (income) attributable to noncontrolling interests	13,480	923	14,403
Net income attributable to Common Shareholders	$24,034	$(228)	$23,806
Basic earnings per share	$0.51	$—	$0.51
Diluted earnings per share	$0.51	$—	$0.51
The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

ACADIA REALTY TRUST AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
For the Year Ended December 31, 2011

(dollars in thousands, except per share amounts)	Company Historical (aa)	Disposition of Properties (bb)	Company Pro Forma
Revenues
Rental income	$80,140	(15,507)	$64,633
Interest income	11,429	—	11,429
Expense reimbursements	21,141	(3,085)	18,056
Management fee income	1,674	—	1,674
Other	694	(11)	683
Total revenues	115,078	(18,603)	96,475
Operating Expenses
Property operating	17,513	(5,772)	11,741
Other operating	1,455	—	1,455
Real estate taxes	15,320	(2,107)	13,213
General and administrative	23,066	(63)	23,003
Depreciation and amortization	25,672	(4,846)	20,826
Total operating expenses	83,026	(12,788)	70,238
Operating income	32,052	(5,815)	26,237
Equity in earnings of unconsolidated affiliates	1,555	—	1,555
Other interest income	276	—	276
Gain on debt extinguishment	1,268		1,268
Interest and other finance expense	(29,632)	6,224	(23,408)
Income from continuing operations before income taxes	5,519	409	5,928
Income tax provision	(461)	—	(461)
Net income	5,058	409	5,467
Loss (income) attributable to noncontrolling interests	13,655	(328)	13,327
Net income attributable to Common Shareholders	$18,713	$81	$18,794
Basic earnings per share	$0.45	$—	$0.45
Diluted earnings per share	$0.45	$—	$0.45

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

ACADIA REALTY TRUST AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
For the Year Ended December 31, 2010

(dollars in thousands, except per share amounts)	Company Historical (aa)	Disposition of Properties (bb)	Company Pro Forma
Revenues
Rental income	$75,082	(14,524)	$60,558
Interest income	19,161	—	19,161
Expense reimbursements	19,883	(3,120)	16,763
Management fee income	1,424	—	1,424
Other	840	(50)	790
Total revenues	116,390	(17,694)	98,696
Operating Expenses
Property operating	19,508	(6,040)	13,468
Real estate taxes	14,006	(1,933)	12,073
General and administrative	20,209	(160)	20,049
Depreciation and amortization	23,419	(3,563)	19,856
Total operating expenses	77,142	(11,696)	65,446
Operating income	39,248	(5,998)	33,250
Equity in earnings of unconsolidated affiliates	12,450	—	12,450
Loss on sale of unconsolidated affiliates	(1,479)	—	(1,479)
Other interest income	406	—	406
Gain from bargain purchase	33,805	—	33,805
Interest and other finance expense	(34,414)	8,432	(25,982)
Income from continuing operations before income taxes	50,016	2,434	52,450
Income tax provision	(2,869)	—	(2,869)
Net income	47,147	2,434	49,581
(Income) loss attributable to noncontrolling interests	(18,914)	(1,952)	(20,866)
Net income attributable to Common Shareholders	$28,233	$482	$28,715
Basic earnings per share	$0.69	$0.01	$0.70
Diluted earnings per share	$0.69	$0.01	$0.70

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

ACADIA REALTY TRUST AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Adjustments to Unaudited Pro Forma Consolidated Balance Sheet

(a) Represents the unaudited historical consolidated balance sheet of the Company as of September 30, 2013.

(b) Reflects the disposition of the Properties and removal of the book value of the net assets and liabilities of the Properties.

Note 2 - Adjustments to Unaudited Pro Forma Consolidated Statements of Income

(aa) Represents the audited historical consolidated statements of income for the Company for each of the fiscal years ended December 31, 2012, 2011, and 2010.

(bb) Represents the unaudited historical statements of income for the Properties for each of the fiscal years ended December 31, 2012, 2011, and 2010.